Filed Pursuant to Rule 424(b)(5)
Registration No. 333-214141

Prospectus Supplement

(To Prospectus dated October 17, 2016)

117,361 Ordinary Shares

SGOCO GROUP, LTD.

We are offering an aggregate of 117,361 of our ordinary shares.  The ordinary shares are being issued and sold pursuant to a Securities Purchase Agreement, dated March 20, 2017, between us and Mr. Chan Kei Hoong.

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “SGOC.” As of March 17, 2017, the aggregate market value of our outstanding ordinary shares held by non-affiliates of 3,292,065 shares was approximately $8,888,575.50, based on a price of $2.70 per share, which was the last reported sale price of our ordinary shares as quoted on NASDAQ Capital Market on that date. As of the same date, 6,285,863 shares are held by affiliates. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.5 of Form F-3. You are urged to obtain current market quotations of our ordinary shares.

Investing in our ordinary shares involves a high degree of risk.  See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 7 of the accompanying prospectus and in our annual report on Form 20-F/A for the fiscal year ended December 31, 2015, as amended, which is incorporated by reference herein, to read about the risks you should consider before purchasing our common shares.

We have not retained an underwriter in connection with this offering.  We expect that the delivery of our ordinary shares being offered pursuant to this prospectus supplement will be made to Mr. Chan Kei Hoong on or about March 20, 2017.

	Per Share	Total
Public offering price	$2.04	$239,417
Proceeds, before expenses, to the Company	$2.04	$239,417

Neither the Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 20, 2017

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission utilizing a “shelf” registration process. A registration statement on Form F-3 (File No. 333-214141) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission, or the SEC, on October 17, 2016, was amended by Amendment No. 1, filed with the SEC on December 23, 2016, and was declared effective on January 4, 2017. Under this shelf registration statement, of which this offering is a part, we may, from time to time, sell up to an aggregate of $20 million of our ordinary shares. We have not yet sold any of our ordinary shares under this shelf registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about the securities we may offer from time to time, some of which does not apply to this offering of ordinary shares. When we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated into each by reference include important information about us and the ordinary shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus before investing in our ordinary shares.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different from the foregoing. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our ordinary shares only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, all references to “$” and “dollars” in this prospectus supplement are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with accounting principles generally accepted in the United States. We have a fiscal year end of December 31.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, statements regarding our or our management's expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements. These statements are subjective. Therefore, they involve known and unknown risks.

Forward-looking statements should not be read as a guarantee of future performance or results. They will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time regarding future events. Consequently, they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Important factors that could cause actual performance or results to differ materially from those contained in forward-looking statements include, but are not limited to, those factors discussed under Item 3.D. “Risk Factors” herein, including, among others:

1.	Sale of SGOCO Beijing and SGOCO Shenzhen may not produce the benefits the Company anticipated and may raise uncertainty about our future direction;

2.	The acquisition of Boca International Limited may not produce the benefits the Company anticipated and the Company is exposed to both operational and acquisition integration risks that could adversely affect the Company;

3.	Competition in our industry is intense and we may lose customers;

4.	Decreased selling prices for display products, regardless of cyclical fluctuations in the industry, would adversely impact our margins if prices decrease faster than we are able to reduce our costs;

5.	We sell most of our products through a few large distributors with which we do not have long-term agreements and, accordingly, we may have risks from our level of customer concentration;

6.	Decreases in the price of coal, oil and gas or a decline in popular support for “green” energy technologies could reduce demand for Boca's energy saving projects, which could materially harm our ability to grow our business;

7.	Changes in the growth of demand for or pricing of electricity could reduce demand for Boca's energy saving projects, which could materially harm our ability to grow our business;

8.	We may not be able to adequately respond to changes in technology affecting the energy saving industry;

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9.	We may not be able to generate any growth and our sales may continue to decrease in the future;

10.	Our ability to maintain effective internal control over financial reporting;

11.	China’s overall economic conditions and local market economic conditions;

12.	Possibility of securing loans and other financing without sufficient fixed assets as collateral; and

13.	Legislation or regulatory environments.

These factors could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results or developments. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information that appears elsewhere in this prospectus supplement or in documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary also includes descriptions of certain recent developments.  This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our financial statements and the related notes and the information in the section entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations.” As an investor or prospective investor, you should also review carefully the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our annual report on Form 20-F for the year ended December 31, 2015, as amended, which is incorporated by reference herein.

Unless otherwise stated in this prospectus,

•	“SGOCO”, “we,” “us,” “our,” “Registrant”, or the “our company” refers to SGOCO Group, Ltd., a company organized under the laws of the Cayman Islands. SGOCO Group, Ltd. was previously named SGOCO Technology, Ltd., and prior to the acquisition described in the section below titled “The Company”, the company was named Hambrecht Asia Acquisition Corp.;

•	“PRC” or “China” refers to the People’s Republic of China;

•	All references to “U.S. dollars,” “US$,” “dollars” and “$” are to the legal currency of the United States. All references to “RMB” and “Renminbi” refer to the legal currency of China; and

•	Under the laws of the Cayman Islands and our Amended and Restated Memorandum of Association and Articles of Association as currently in effect, we are authorized to issue ordinary shares and holders of our ordinary shares are referred to as “members” rather than “shareholders.” In this prospectus, references that would otherwise be to members are made to shareholders, which term is more familiar to investors on the NASDAQ Capital Market, which is where our ordinary shares are traded.

Overview

We are a Cayman Islands company that is focused on developing our own-brands and distributing our branded products in the Chinese flat-panel display market. Our main products are currently LCD/LED monitors, All-in-One (“AIO”) and Part-in-One (“PIO”) computers and other application-specific products.

Currently, our primary business operations were conducted through our indirectly wholly owned subsidiary in PRC, SGOCO Shenzhen. Our main focus is on developing branded LCD/LED products for sale to the display market. LCD/LED monitors currently form the core of our product portfolio. Our mission is to offer high quality LCD/LED products under brands that we control and license such as “SGOCO,” “No. 10,” and “POVIZON” to consumers residing in China’s Tier 3 and Tier 4 cities.

We are also developing and selling AIO and PIO computers through our distribution network. The majority of our product sales are made to large, well-established, electronics distributors and trading companies, which then sell our products through their own sales channels.

We do not sell our products directly to retailers. However, by providing signage, marketing materials and sales support to distributors and their retailers under the marketing program, we raise the profile of our products and the awareness of our brands at the retail level. Selling to these distributors helps us to diversify our customer base. Additionally, selling directly to distributors who then sell directly to retailers can reduce the layers in the distribution chain potentially leading to greater margins for us, the distributors, or the retailers.

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Following the Sale of Honesty Group and SGOCO (Fujian), we operate using a “light-asset” business model, which is marketing-driven with multiple brands. Our business model consists of the following three key elements:

1.	an actively-managed portfolio of brands that have strong, local appeal;

2.	a world-class quality, design engineering, and product development capability that supports our distribution channels and brand portfolio; and

3.	a “light-asset” model that provides the flexibility to source from low-cost suppliers that meet our high quality standards.

By integrating these three elements, we are able to leverage opportunities across the entire value chain and create a competitive advantage for SGOCO.

On December 28, 2015, SGOCO International entered into a Share Sale and Purchase Agreement for the Sale and Purchase of the Entire Issued Share Capital of Boca International Limited (the “Agreement”) with Richly Conqueror Limited, a company organized under the laws of the British Virgin Islands (the “Vendor”). Pursuant to the Agreement, SGOCO International acquires 100% of the issued share capital of Boca International Limited. (“Boca”), a private holding company incorporated in Hong Kong, from its sole legal and beneficial owner - Richly Conqueror Limited at a consideration of $52 million in the form of cash, plus up to 19.9% or 3.4 million newly issued ordinary shares (the “Shares”) of the Company. In March, 2016, the acquisition of Boca closed and SGOCO International fully paid $52 million plus 1,162,305 post-split shares of common stock of the Company and received 100% shares and ownership of Boca.

Boca designs, develops and manufactures Phase Change Material (PCM-TES) storage system and applies them on cooling and heating system. Boca's PCM-TES storage system (the "System") applies real-time electricity demand peak management which shifts on-peak chiller plant load to off-peak and increases chiller efficiency by optimization controls at any time. The System could reduce electricity consumption by approximately 50% during all running time and decrease 2/3 of central air conditioning running cost due to lower tariff rate during off-peak and higher efficiency at all time. The System can be used on all existing and new buildings and is environmentally friendly with a life of more than ten years. The System fully supports energy saving to help control the greenhouse effect and achieve maximum economic benefit for the customers.

Boca commenced R&D of Phase Change Material Thermal Energy Storage (PCM-TES) system in 1992 and started the PCM-TES mass production line in Hong Kong in 2003.  During 2003 to 2015, Boca has successfully manufactured and delivered about 10 projects to Hong Kong, Malaysia, Australia, Italy and UK.  Due to innovative technology developed in PCM-TES system hardware and software for chiller and heating plants,  Boca expects there will be more than 7,000 projects in the US, 10,000 in China, 3,000 in Japan and 3,000 projects in other countries have the potential to install Boca PCM-TES within the next 10 years for those major new and existing buildings. Estimated contract sum for each potential project is about USD1 million.  The capital investment in each project retrofit will be paid back by energy savings within 3 to 5 years.

On December 22, 2015, the Company signed a memorandum of understanding (“MOU”) to acquire all of the issued share capital of Sola Green Technologies Limited, a company incorporated in Hong Kong (“Sola Green”), for a purchase price of $40million in form of cash or new shares in SGOCO, subject to satisfactory due diligence and customary purchase price adjustments. In December 2015, a refundable deposit of $34 million was paid to the shareholders of Sola Green. On March 1, 2016, an extension of the MOU was signed pursuant to which both parties expect that the definitive agreements to be executed and the transaction to be closed by June 30, 2016. On November 20, 2016, the Company sent an official notice to Sola Green to terminate the due diligence process and requested full refund of the deposit paid to Sola Green. On November 30, 2016, the Company received full deposit back from Sola Green in December, 2016. Sola Green invests and develops an Energy-saving Glass Coating. By applying nano-technology, Sola Green integrates rare earth elements with other materials to produce a liquid form thermal insulation coating material. The coating could reduce UV and infrared radiation from sunlight, while maintaining acceptable visibility through the coated glass. As a result of reducing infrared radiation from sunlight, a general temperature reduction of 5-7°C to indoor space could be achieved.

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On December 27, 2016, the Company signed a memorandum of understanding (“MOU”) to acquire all of the issued share capital of Century Skyway Limited, a company incorporated in Hong Kong (“Century Skyway”), for a purchase price of $35 million in form of cash or new shares in SGOCO, subject to satisfactory due diligence and customary purchase price adjustments. In December 2016, a refundable deposit of $32 million was paid to the owner of Century Skyway. The completion of the transaction is dependent on the completion of due diligence. At the date of this filing, the transaction has not been completed. Century Skyway invests in and develops Virtual Reality products. The main business of Century Skyway is international level research, development and integrated solution for PC level virtual reality helmet, input and exchange equipment, reality enhance design, including virtual reality software, hardware, development tools and platform.

SGOCO’s Offices

SGOCO’s principal executive office is located in Room 1301, 13/F, Golden Centre, 188 Des Voeux Road Central, Hong Kong. Under our Amended and Restated Memorandum and Articles of Association, our Registered Office is at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands, telephone: (345) 949 1040, or at such other place as the directors may from time-to-time decide. Our agent for service of process in the U.S. is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

THE OFFERING

Ordinary shares offered	117,361 shares

Ordinary shares outstanding prior to the offering	9,577,928 shares

Ordinary shares to be outstanding after this offering	9,695,289 shares

Use of proceeds	We expect the net proceeds from this offering will be approximately $239,417 after deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which include financing our operations, capital expenditures and business development. See “Use of Proceeds” on page S-4 of this prospectus supplement.

Risk factors

This investment involves a high degree of risk.  See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 7 of the accompanying prospectus and in the documents incorporated by reference herein (including under Item 3.D. — “Risk Factors” in our most recent Annual Report on Form 20-F) for a discussion of the risks you should carefully consider before deciding to invest in our ordinary shares.

NASDAQ Capital Market symbol	“SGOC”

Unless otherwise stated, all information in this prospectus supplement is based on 9,577,928 ordinary shares outstanding as of March 17, 2017.

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding to invest in our ordinary shares, you should carefully consider the risks described in the accompanying prospectus and under the heading “Risk Factors” beginning on page 7 of our annual report on Form 20-F for the year ended December 31, 2015, which is incorporated by reference into this prospectus supplement. In addition, you should carefully consider the other information in the annual report and other documents that are incorporated by reference into this prospectus supplement. See “Where You Can Find Additional Information.” The risks and uncertainties referred to above are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. In that case, you may lose all or part of your investment in the common shares.

USE OF PROCEEDS

We intend to use the net proceeds of this offering for general corporate purposes, which include financing our operations, capital expenditures and business development.  We do not intend to use any proceeds of this offering to retire existing indebtedness, other than trade debt in the ordinary course of business.  We expect that the net proceeds of this offering will be approximately $239,417, after deducting estimated offering expenses.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering.  Accordingly, our management will have significant flexibility in applying the net proceeds of this offering.

We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

MARKET PRICE OF ORDINARY SHARES

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “SGOC”. The following table sets forth the high and low closing prices for each of the periods indicated for our ordinary shares:

	High	Low
For the Year ended December 31:
2016	$6.40	$1.36
2015	3.80	1.00
2014	17.36	2.04
2013	33.32	2.80
2012	15.12	2.44

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For the Quarter Ended:
December 31, 2016	$3.95	$2.75
September 30, 2016	5.12	2.92
June 30, 2016	4.49	3.10
March 31, 2016	6.40	1.36
December 31, 2015	2.56	1.00
September 30, 2015	2.92	1.20
June 30, 2015	3.80	1.80
March 31, 2015	3.80	1.52

For the Month:
March (up to March 17, 2017)	$3.00	$2.11
February 2017	3.70	2.80
January 2017	3.95	3.00
December 2016	3.80	3.30
November 2016	3.95	3.00
October 2016	3.70	2.75
September 2016	3.59	2.92

On March 17, 2017, the last reported sale price of our ordinary shares on the NASDAQ Capital Market was $2.70 per share.

DIVIDEND POLICY

We do not currently have any plans to pay any cash dividends in the foreseeable future on our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the Cayman Islands. We rely on dividends paid by our Hong Kong and Chinese subsidiaries for our cash needs. The payment of dividends by entities organized in China is subject to limitations. Regulations in the PRC currently permit payment of dividends only out of accumulated profits based on PRC accounting standards and regulations. Our Chinese subsidiaries, Beijing SGOCO and SGOCO Shenzhen, are also required to withhold at least 10% of their after-tax profit based on China’s accounting standards each year as their general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends.

The Board of Directors of our PRC subsidiary, which is a wholly foreign owned enterprise, has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds, which is likewise not distributable to its equity owners except in the event of a liquidation of the foreign-invested enterprise. If the Board decides to pay dividends in the future, these restrictions may impede our ability to pay dividends and/or the amount of dividends we could pay. In addition, if the Chinese subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Our Board of Directors has discretion to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our Board of Directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and short-term investments and total capitalization as of February 28, 2017, as follows:

●	on an actual basis; and

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●	on an as adjusted basis to give effect to the issuance and sale of 117,361 ordinary shares by us in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The financial data in the following table should be read in conjunction with our consolidated unaudited financial information included in the report of foreign private issuer on Form 6-K, furnished to the SEC on December 23, 2016, as amended by Form 6-K/A furnished to the SEC on December 23, 2016, as well as other information which has been incorporated by reference in this prospectus.

(In thousands of U.S. dollars except share and per share data)	As of February 28, 2017 (unaudited)
Debt (1)
Other loan - secured	$342
Advances from unrelated parties	246
Total debt	588

Shareholders’ Equity
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—
Ordinary Shares, $0.004 par value, 50,000,000 shares authorized, 9,577,928 outstanding	38
Paid-in capital	42,205
Retained earnings	52,120
Accumulated other comprehensive loss	(7,684)
Total shareholders’ equity	86,679

Total capitalization	$87,267

(1)	As of February 28, 2017, $342 of our indebtedness was secured.

PLAN OF DISTRIBUTION

We have not engaged an underwriter in connection with the offering. The offering is being conducted solely through a Securities Purchase Agreement by and between the Company and Mr. Chan Kei Hoong, an individual investor unaffiliated with the Company. The amount of the offering will not be increased.

Listing

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol “SGOC”.

MATERIAL CHANGES

There is no material change in the Company's affairs that has occurred since the end of the latest fiscal year and that has not been described in reports on Form 20-F, Form 20-F/A, Form 6-K and Form 6-K/A.

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EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.

Registration fees	$27.75	*
Legal fees and expenses	-
Accounting fees and expenses	-
Transfer Agent and Registrar Fees	-
Miscellaneous	-
Total:	$27.75

*The Registration Fee of $2,318, covering all of the securities being offered under the registration statement on Form F-3 (File No. 333-214141), as amended, filed with the Commission with an effective date of January 4, 2017, of which this prospectus supplement forms a part, was previously paid. We allocate the cost of this fee on an approximately pro-rata basis with each offering.

LEGAL MATTERS

The validity of the ordinary shares offered in this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman.

EXPERTS

The consolidated financial statements of SGOCO Group, Ltd. (formally known as SGOCO Technology, Ltd.) and its subsidiaries appearing in SGOCO Group, Ltd.'s Annual Report (Form 20-F/A) for the year ended December 31, 2015 have been audited by of DCAW (CPA) Limited, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual and other reports and information with the Securities and Exchange Commission. You may read and copy any materials that we file at the Securities and Exchange Commission's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the Securities and Exchange Commission.

We have filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the securities to be sold pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus have been filed as part of the registration statement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement. Statements in this prospectus supplement regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

—inspect a copy of the registration statement, including the exhibits and schedules, without charge at the Securities and Exchange Commission's Public Reference Room;

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—obtain a copy from the Securities and Exchange Commission upon payment of the fees prescribed by the Securities and Exchange Commission; or

—obtain a copy from the Securities and Exchange Commission's website.

We will provide, free of charge, annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Our principal executive offices are located at Room 1301, 13/F, Golden Centre, 188 Des Voeux Road Central, Hong Kong. The telephone number at our executive office is +852 3610-7777.

We are a Cayman Islands limited company and a "foreign private issuer" as defined in Rule 3b-4 under the Securities Exchange Act of 1934.  Foreign private issuers are not required to provide all of the disclosure required to be included in reports filed under the Exchange Act by companies that are not foreign private issuers.  As a result, among other things (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act and (3) we are not subject to Regulation FD promulgated by the SEC.

Information Incorporated by Reference

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the ordinary shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

The following documents filed with or furnished to the SEC by our Company are incorporated by reference in this registration statement:

●	The description of the Company’s ordinary shares contained in the Registration Statement of the Company on Form 8-A filed with the Commission on December 17, 2010, including any amendment or report filed for the purpose of updating such description;

●	The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015 filed with the SEC on May 16, 2016, as amended by Amendment No. 1 on Form 20-F/A, filed on October 17, 2016;

●	The Company’s Interim GAAP Financial Statements included in the report of foreign private issuer on Form 6-K furnished to the SEC on December 23, 2016, as amended by Form 6-K/A, furnished on December 23, 2016; and

●	The Company’s report of foreign private issuer on Form 6-K furnished to the SEC on March 20, 2017, and December 23, 2016, as amended by Form 6-K/A, furnished on December 23, 2016.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus supplement and to be a part hereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus supplement.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by SGOCO Group, Ltd.  This prospectus supplement does not constitute an offer of any securities or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful.  Neither the delivery of this prospectus supplement nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

S-9

PROSPECTUS	Dated October 17, 2016

SGOCO GROUP, LTD.

$20,000,000

Ordinary Shares

Warrants

Rights to Purchase Ordinary Shares

Units

We may offer under this prospectus from time to time, at amounts, prices and on terms to be determined by market conditions at the time we make the offer, our:

•	ordinary shares;
•	warrants to purchase equity securities;
•	rights to purchase ordinary shares; or
•	combination of the above, separately or as units.

The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our ordinary shares are traded on the NASDAQ Capital Market under the symbol “SGOC.” As of October 12, 2016, the aggregate market value of our outstanding ordinary shares held by non-affiliates of 3,685,642 shares was approximately $13,268,310, based on a price of $3.60 per share, which was the last reported sale price of our ordinary shares as quoted on NASDAQ Capital Market on that date. As of the same date, 5,382,286 shares are held by affiliates. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.5 of Form F-3. You are urged to obtain current market quotations of our ordinary shares.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 7 for a discussion of information that should be considered in connection with investing in our securities.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 17, 2016

SGOCO GROUP, LTD.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $20 million.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings "Available Information" and "Information Incorporated by Reference" before investing in any of the securities offered.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. You should not assume that any information in this prospectus is accurate as of any date other than the date of this prospectus.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements incorporated by reference into this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks discussed under “Risk Factors” on page 7 before making an investment decision.

Unless otherwise stated in this prospectus,

•	“SGOCO”, “we,” “us,” “our,” “Registrant”, or the “our company” refers to SGOCO Group, Ltd., a company organized under the laws of the Cayman Islands. SGOCO Group, Ltd. was previously named SGOCO Technology, Ltd., and prior to the acquisition described in the section below titled “The Company”, the company was named Hambrecht Asia Acquisition Corp.;

•	“PRC” or “China” refers to the People’s Republic of China;

•	All references to “U.S. dollars,” “US$,” “dollars” and “$” are to the legal currency of the United States. All references to “RMB” and “Renminbi” refer to the legal currency of China; and

•	Under the laws of the Cayman Islands and our Amended and Restated Memorandum of Association and Articles of Association as currently in effect, we are authorized to issue ordinary shares and holders of our ordinary shares are referred to as “members” rather than “shareholders.” In this prospectus, references that would otherwise be to members are made to shareholders, which term is more familiar to investors on the NASDAQ Capital Market, which is where our ordinary shares are traded.

Our Business

As of December 31, 2015, our primary business operations were conducted through SGOCO International and its wholly-owned PRC subsidiary, SGOCO Shenzhen. Our main focus is developing our own brands and quality products for sale to the Chinese display market in Tier 3 and Tier 4 cities.

As of December 31, 2015, LCD/LED monitors form the core of our product portfolio. Our mission is to offer our consumers high quality LCD/LED products under brands that we control and license such as “SGOCO,” and “POVIZON”.

We are also developing and selling All-in-One (“AIO”) and Part-in-One (“PIO”) computers through our distribution network. The majority of our product sales are made to large, well-established, electronics distributors and trading companies, which then sell our products through their own sales channels.

We do not sell our products directly to retailers. Rather, by providing signage, marketing materials and sales support to the distributors and their retailers under the marketing program, we raise the profile of our products and the awareness of our brands at the retail level. Selling to these distributors helps us to diversify our customer base. Additionally, selling directly to distributors which then sell directly to retailers can reduce the layers in the distribution chain potentially leading to greater margins for us, the distributors, or the retailers.

Following the Sale of Honesty Group and SGOCO (Fujian) as described below, we operate using a “light-asset” business model which is marketing-driven with multiple brands all under the marketing program. Our business model consists of the following three key elements:

1.	an actively-managed portfolio of brands that have strong local appeal;

2.	a world-class quality, design engineering, and product development capability; and

3.	a “light-asset” model that provides the flexibility to source from low-cost suppliers meeting our high quality standards.

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We have integrated these three elements through a distinct distribution channel in the form of a national network of distributors and retail sales sources operating under the “SGOCO Image” name. Consequently, we believe we are able to leverage opportunities across the entire value chain and create a competitive advantage for SGOCO. We also use the proceeds and intercompany payables received from the Sale of SGOCO (Fujian) to perform business acquisitions and develop new products.

On December 28, 2015, SGOCO International entered into a Share Sale and Purchase Agreement for the Sale and Purchase of the Entire Issued Share Capital of Boca International Limited (the “Agreement”) with Richly Conqueror Limited, a company organized under the laws of the British Virgin Islands (the “Vendor”). Pursuant to the Agreement, SGOCO International acquires 100% of the issued share capital of Boca International Limited. (“Boca”), a private holding company incorporated in Hong Kong, from its sole legal and beneficial owner - Richly Conqueror Limited at a consideration of $52 million in the form of cash, plus up to 19.9% or 3.4 million newly issued ordinary shares (the “Shares”) of the Company. In March, 2016, the acquisition of Boca has been closed and SGOCO International fully paid $52 million plus 1,162,305 post-split shares of common stock of the Company and received 100% shares and ownership of Boca.

Boca is principally engaged in environmental protection, energy saving technologies, equipment development and applications. Its business involves production and sales of phase change thermal energy storage materials as well as central air conditioning cooling and heating system application engineering. Our intention is to reduce the reliance on sales of traditional flat panel LED and LCD monitor products and enter into energy saving and new energy market.

The Company

SGOCO Group, Ltd. was organized under Cayman Islands’ laws on July 18, 2007. It was previously named SGOCO Technology, Ltd. and prior to the Acquisition (as defined below) was named Hambrecht Asia Acquisition Corp. The Company was formed as a blank check company to acquire one or more operating businesses in the PRC through a merger, stock exchange, asset acquisition or similar business combination or control through contractual agreements. The Company completed its initial public offering (“IPO”) of units consisting of one ordinary share and one warrant to purchase one ordinary share on March 12, 2008.

Pursuant to our charter documents, we were required to enter into a business combination transaction to acquire control of a business with its primary operation in the PRC with a fair market value of at least 80% of the trust account established at the time of our IPO, or the Trust Account, (excluding certain deferred underwriting commissions) prior to March 12, 2010, or dissolve and liquidate. The approval of the business combination transaction required the approval of a majority of the outstanding shares. It was conditioned on, among other matters, not more than 30% of the outstanding shares being properly tendered for redemption under our charter documents. Each ordinary share issued in our IPO was entitled to be redeemed if it was voted against the business combination transaction at a price equal to the amount in the Trust Account divided by the number of shares issued in the IPO outstanding at the time, estimated to be approximately $8.0 million as of February 17, 2010.

On March 12, 2010, we acquired all of the outstanding shares of Honesty Group (the “Acquisition”). After the Acquisition closed, Honesty Group became a wholly-owned subsidiary of SGOCO. Honesty Group is a limited liability company registered in Hong Kong on September 13, 2005. Honesty Group owns 100% of Guanke Electron Technological Industry Co., Ltd. (“Guanke”), Guanwei Electron Technological Industry Co., Ltd. (“Guanwei”) and Guancheng Electron Technological Co., Ltd. (“Guancheng”). Guanke, Guanwei and Guancheng are limited liability companies established under the corporate laws of the PRC. Honesty Group and its subsidiaries represented our core manufacturing facility along with land, buildings and production equipment. Honesty Group and its subsidiaries are now independent of the Company.

On July 26, 2010, SGOCO formed SGOCO International (HK) Limited, or SGOCO International, a limited liability company registered in Hong Kong (“SGOCO International”). SGOCO International and its subsidiaries were established for the purposes of conducting LCD/LED display product development, branding, marketing and distribution.

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On February 22, 2011, SGO Corporation was established in Delaware USA. On March 14, 2011, SGOCO International purchased 100% of the outstanding shares of common stock of SGO. SGO was founded to market, sell and distribute SGOCO’s high quality products in the U.S. markets. SGO was not operating during 2011 and started to operate in the first quarter of 2012.

SGOCO International directly owns 100% of SGOCO (Fujian) Electronic Co., Ltd. SGOCO (Fujian) is a limited liability company established under the corporate laws of the PRC on July 28, 2011 for the purposes of conducting LCD/LED display product development, branding, marketing and distribution.

On November 15, 2011, we entered into a Sale and Purchase Agreement (“Honesty SPA”) to sell our 100% ownership interest in Honesty Group to Apex, a British Virgin Islands company, for $76.0 million in total consideration. Honesty Group directly owns 100% of Guanke, Guanwei and Guancheng. The agreement was signed by the Company and Apex; shareholder ownership was transferred; and the director of Honesty Group was changed the same day. The Company’s management considers November 30, 2011 as the disposal effective date. Operational and management control over Honesty Group was shifted from SGOCO to Apex on November 30, 2011.

On December 26, 2011, SGOCO International established another wholly owned subsidiary Beijing SGOCO Image Technology Co. Ltd., a limited liability company under the laws of the PRC to conduct LCD/LED monitor, TV product-related and application-specific product design, brand development and distribution. Beijing SGOCO has operated as a cost center and commenced sales in the third quarter of 2013.

On November 14, 2013, SGOCO International established a wholly owned subsidiary, SGOCO (Shenzhen) Technology Co., Ltd., a limited liability company under the laws of the PRC for the purpose of conducting LCD/LED monitor, TV product-related and application-specific product design, brand development and distribution.

On December 24, 2014, we entered into a Sale and Purchase Agreement (“SPA”) to sell our 100% equity ownership interest in SGOCO (Fujian) to Apex, which is an independent third party with interests in real estate and forestry products and previously purchased Honesty Group in November 2011.Our management considers December 31, 2014 as the disposal effective date. Operational and management control over SGOCO (Fujian) was shifted from SGOCO to Apex on December 31, 2014.

On December 28, 2015, SGOCO International entered into a Share Sale and Purchase Agreement for the Sale and Purchase of the Entire Issued Share Capital of Boca International Limited (the “Agreement”) with Richly Conqueror Limited, a company organized under the laws of the British Virgin Islands (the “Vendor”). Pursuant to the Agreement, SGOCO International acquires 100% of the issued share capital of Boca International Limited. (“Boca”), a private holding company incorporated in Hong Kong, from its sole legal and beneficial owner - Richly Conqueror Limited at a consideration of $52 million in the form of cash, plus up to 19.9% newly issued ordinary shares (the “Shares”) of the Company. In March, 2016, the acquisition of Boca was closed and SGOCO International fully paid $52 million plus 1,162,305 post-split shares of common stock of the Company and received 100% of the shares and ownership of Boca.

We have effected a 1-for-4 reverse stock split of our authorized ordinary shares, accompanied by a corresponding decrease in our issued and outstanding shares of ordinary shares and an increase of the par value of each ordinary share from $0.001 to $0.004 (the “Reverse Stock Split”) on January 19, 2016. All references in this registration statement to share and per share data have been adjusted, including historical data which have been retroactively adjusted, to give effect to the reverse stock split unless specified otherwise.

On August 10, 2016, the shareholders of the Company approved an increase of the authorized ordinary shares of the Company from 12,500,000 shares to 50,000,000 shares at the annual shareholders meeting.

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Corporate Structure

The following diagram sets forth our corporate structure as of the date of this prospectus:

Risk Factors

An investment in our securities is speculative and involves a high degree of risk. Therefore, you should not invest in our securities unless you are able to bear a loss of your entire investment. You should carefully consider the factors set forth under the heading "Item 3. Key Information—D. Risk Factors" in our most recently filed annual report on Form 20-F/A, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, if applicable, in any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our ordinary shares.

Sales of our ordinary shares, warrants or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our ordinary shares. We have a number of shareholders that own significant blocks of our ordinary shares. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our ordinary shares could be negatively affected.

In addition, the issuance of additional shares of our ordinary shares, securities convertible into or exercisable for our ordinary shares, other equity-linked securities, including warrants or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

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FORWARD-LOOKING STATEMENTS

This prospectus contains statements that constitute forward-looking statements within the meaning of Federal securities laws. These statements appear in a number of places in this prospectus and include, without limitation, statements regarding the intent, belief and current expectations of the Company, its directors or its officers with respect to the Company's policies regarding investments, dispositions, financings, conflicts of interest and other matters; and trends affecting the Company's financial condition or results of operations. Forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statement as a result of various factors. Among the risks and uncertainties that could cause our actual results to differ from our forward-looking statements are our intent, belief and current expectations as to business operations and operating results, uncertainties regarding the governmental, economic and political circumstances in the People's Republic of China, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including without limitation the information set forth in this prospectus under the heading, "Risk Factors". With respect to forward-looking statements that include a statement of its underlying assumptions or bases, the Company cautions that, while it believes such assumptions or bases to be reasonable and has formed them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material depending on the circumstances. When, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to future results, that expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the stated expectation or belief will result or be achieved or accomplished.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate", "estimate", "expect", "project", "intend", "plan", "believe" or words of similar meaning. They may also use words such as, "would", "should", "could" or "may".  Factors that may cause our actual results to differ materially include the risks described herein. These risks and uncertainties are not the only ones we face. There may be additional risks and uncertainties that are not known to us or that we do not consider to be material at this time. If the events described in these risks occur, our business, financial condition and results of operations could be adversely affected.

INFORMATION ABOUT THE OFFERING

Offer Statistics and Expected Timetable

We may offer ordinary shares, warrants to purchase ordinary shares, rights to purchase ordinary shares, units consisting of a combination of any or all of these securities at an aggregate offering price not to exceed $20 million. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings "Available Information" and "Information Incorporated by Reference" before investing in any of the securities offered.

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CAPITALIZATION AND INDEBTEDNESS

The following table sets forth audited consolidated capitalization as of December 31, 2015. This table should be read in conjunction with the audited consolidated financial statements incorporated by reference into this prospectus. All references in this chart have been adjusted, including historical data which have been retroactively adjusted, to give effect to the reverse stock split unless specified otherwise.

(In thousands of U.S. dollars except share and per share data)	As of December 31, 2015 (audited)
Debt(1)
Convertible notes	2,169
Total debt	2,169

Shareholders’ Equity
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—
Ordinary Shares, $0.004 par value, 12,500,000 shares authorized, 4,471,215 outstanding	18
Paid-in capital	25,904
Statutory reserves	—
Retained earnings	57,183
Accumulated other comprehensive income	(5,269)
Total shareholders’ equity	77,836

Total capitalization	$80,005

(1)	Fair value of the Notes of $2,169,000 as of December 31, 2015 is determined using the binomial model, one of the option pricing methods. The valuation involves complex and subjective judgment and the Company’s best estimates of the probability of occurrence of future events, such as fundamental changes, on the valuation date. Under the binomial valuation model, the Group uses a weighted risk-free and risk interest rate (the combination of the risk free rate plus the credit spread for the underlying Notes) weighted by the probability of conversion as internally solved out by binomial model in discounting its cash flows. The main inputs to this model include the underlying share price, the expected share volatility, the expected dividend yield, the risk free and risk interest rate.

Up to the approval date of the 2015 financial statements, the note holders have fully converted Notes with a total principal amount of $1,149,000 into 1,394,936 ordinary shares of the Company.

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DESCRIPTION OF SHARE CAPITAL

General

The Company’s authorized capital consists of 50,000,000 ordinary shares, $0.004 par value, and 1,000,000 shares of undesignated preferred shares, $0.001 par value. We had 9,067,928 ordinary shares issued and outstanding as of October 17, 2016. No preferred shares are issued and outstanding. The following description summarizes the material terms of our capital securities. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated memorandum and articles of association, which is filed as an exhibit to our registration statement, and to the applicable provisions of Cayman Islands Law.

Ordinary Shares

Unless any shares have special terms as to voting by our articles of association or required by law, holders of ordinary shares have exclusive voting rights for all matters requiring shareholder action. Holders of ordinary shares are entitled to one vote per share on matters to be voted on by shareholders and also are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. Upon a dissolution, our shareholders will be entitled to receive, pro rata, all assets remaining available for distribution after payment of all liabilities and provision for the liquidation of any shares of preferred shares at the time outstanding. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The payment of dividends, if ever, on the ordinary shares will be subject to the prior payment of dividends on any outstanding preferred shares, of which there are currently none.

Preferred Shares

The Company’s articles of association provide that preferred shares may be issued from time to time. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors can, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Public Warrants

In March 2008, the Company, then a special purpose acquisition corporation (“SPAC”), completed its IPO, in which it sold 1,059,825 units (consisting of one ordinary share and one warrant) at $32 per unit. Those warrants (“Public Warrants”) issued in the IPO were publicly traded. Of the 1,059,825 Public Warrants outstanding prior to the consummation of the Acquisition, holders of 668,318 Public Warrants elected to redeem the warrants for cash of $2.00 per warrant.

During the year of 2011, the Company bought back 241,794 public warrants through private negotiations for total consideration of $361 with an average price $1.48 per warrant. In the event that the last sale price of an ordinary share exceeds $46.00 per share for any 20 trading days within a 30-trading day period, the Company had the option to redeem Public Warrants at a price of $0.04 per warrant. These warrants have expired on March 7, 2014.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares in one or more series. We may issue warrants independently or together with ordinary shares, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

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We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase ordinary shares, the number of shares of ordinary shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase ordinary shares, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

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Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our ordinary shares, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;
•	the securities for which such rights are exercisable;
•	the exercise price for such rights;
•	the date of determining the security holders entitled to the rights distribution;
•	the number of such rights issued to each security holder;
•	the extent to which such rights are transferable;
•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;
•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);
•	the conditions to completion of the rights offering;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and
•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of ordinary shares, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of ordinary shares or warrants or rights for the purchase of ordinary shares in any combination. The applicable prospectus supplement will describe:

•	the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;
•	the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Our ordinary shares were listed on the NASDAQ Global Market under the symbol “SGOC” from December 20, 2010 until February 17, 2012. On February 21, 2012, our ordinary shares began trading on the NASDAQ Capital Market. On May 16, 2012, NASDAQ halted trading in our ordinary shares. On June 1, 2012, we received a deficiency letter from NASDAQ stating that we were not in compliance with the continued listing requirement that we timely file periodic reports with the SEC. On September 11, 2012, our ordinary shares resumed trading on the NASDAQ Capital Market.

The following table provides the high and low trading prices for our ordinary shares on Nasdaq for (1) the years 2010, 2011, 2012, 2013, 2014, 2015 and 2016, (2) each of the quarters since the first quarter in 2014 and (3) each of months since November 2015.

	Units				Ordinary Shares		Warrants
Annual Highs and Lows	High		Low		High	Low	High		Low
2016	$	N/A	$	N/A	$6.40	$1.36	$	N/A	$	N/A
2015	$	N/A	$	N/A	$3.80	$1.00	$	N/A	$	N/A
2014	$	N/A	$	N/A	$17.36	$2.04		$0.20		$0.20
2013	$	N/A	$	N/A	$33.32	$2.80		$5.00		$0.08
2012	$	N/A	$	N/A	$15.12	$2.44		$0.80		$0.04
2011	$	N/A	$	N/A	$27.52	$5.00		$3.00		$0.40
2010		$37.00		$28.00	$32.00	$18.00		$4.60		$0.72

Quarterly Highs and Lows	High		Low		High	Low	High		Low
2016
Second Quarter	$	N/A	$	N/A	$4.49	$3.10	$	N/A	$	N/A
First Quarter	$	N/A	$	N/A	$6.40	$1.36	$	N/A	$	N/A
2015
Fourth Quarter	$	N/A	$	N/A	$2.56	$1.00	$	N/A	$	N/A
Third Quarter	$	N/A	$	N/A	$2.92	$1.20	$	N/A	$	N/A
Second Quarter	$	N/A	$	N/A	$3.80	$1.80	$	N/A	$	N/A
First Quarter	$	N/A	$	N/A	$3.80	$1.52	$	N/A	$	N/A
2014
Fourth Quarter	$	N/A	$	N/A	$7.48	$2.04	$	N/A	$	N/A
Third Quarter	$	N/A	$	N/A	$17.36	$5.08	$	N/A	$	N/A
Second Quarter	$	N/A	$	N/A	$16.08	$7.52	$	N/A	$	N/A
First Quarter	$	N/A	$	N/A	$17.16	$11.92		$0.05		$0.05

Monthly Highs and Lows	High		Low		High	Low	High		Low
September 2016	$	N/A	$	N/A	$3.59	$2.92	$	N/A	$	N/A
August 2016	$	N/A	$	N/A	$4.20	$2.94	$	N/A	$	N/A
July 2016	$	N/A	$	N/A	$5.12	$3.89	$	N/A	$	N/A
June 2016	$	N/A	$	N/A	$4.48	$3.80	$	N/A	$	N/A
May 2016	$	N/A	$	N/A	$4.49	$3.35	$	N/A	$	N/A
April 2016	$	N/A	$	N/A	$3.70	$3.10	$	N/A	$	N/A
March 2016	$	N/A	$	N/A	$3.77	$3.17	$	N/A	$	N/A
February 2016	$	N/A	$	N/A	$4.48	$2.73	$	N/A	$	N/A
January 2016	$	N/A	$	N/A	$6.40	$1.36	$	N/A	$	N/A
December 2015	$	N/A	$	N/A	$2.20	$1.16	$	N/A	$	N/A
November 2015	$	N/A	$	N/A	$2.20	$1.00	$	N/A	$	N/A

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Interests of Experts and Counsel

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

Dilution

The specific transaction or terms upon which shares covered by this prospectus may be issued is not known at this time.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering.

Dividend Policy

We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends on our ordinary shares for the foreseeable future. Investors seeking cash dividends should not purchase our shares. Future cash dividends, if any, will be at the discretion of our board of directors and will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as our board of directors may deem relevant. In addition, we can pay dividends only out of our profit or other distributable reserves. Other distributions, if any, will be paid to our shareholders in any means it deems legal, fair and practical. Any dividend will be distributed in the form of cash or additional shares to the shareholders. Cash dividends on our shareholders, if any, will be paid in U.S. dollars.

Use of Proceeds

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include working capital, capital expenditures, development costs, strategic investments and possible acquisitions. We have not allocated any portion of the net proceeds for any particular use at this time. The net proceeds may be invested temporarily until they are used for their stated purpose. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

•	through agents;
•	to or through underwriters;
•	to or through broker-dealers (acting as agent or principal);
•	in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;
•	directly to purchasers, through a specific bidding or auction process or otherwise; or
•	through a combination of any such methods of sale.

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Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be "underwriters," as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;
•	the terms of the offering;
•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;
•	any over-allotment option under which any underwriters may purchase additional securities from us; and
•	any offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions;
•	under delayed delivery contracts or other contractual commitments; or
•	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

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Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading "Underwriting" in the applicable prospectus supplement.

Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by us in connection with the registration of the securities being registered hereunder. All of the amounts shown are estimates, except for the SEC Registration Fee.

Description	Amount

SEC Filing Fee	$2014.00
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing and Filing Expenses		*
Transfer Agent and Registrar		*
Miscellaneous		*
TOTAL	$2014.00	*

* Estimated expenses are presently not known and cannot be estimated.

MATERIAL CHANGES

There is no material changes in the Company's affairs that have occurred since the end of the latest fiscal year and that have not been described in reports on Form 20-F/A and Form 6-K.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file with the SEC following the date of this prospectus will automatically update and supersede this information.

We incorporate by reference the documents listed below, any reports on Form 6-K we file subsequent to the date the registration statement of which this prospectus forms a part is filed with the SEC but prior to the effective date thereof, any reports on Form 20-F we subsequently file with the SEC prior to termination of the offering and any reports on Form 6-K we subsequently file with the SEC prior to termination of the offering that we specifically incorporate by reference into the registration statement:

•	our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2015, filed with the SEC on October 17, 2016;

•	our Current Reports on Form 6-K filed with the SEC on September 21, 2016, August 29, 2016, August 19, 2016, July 15, 2016, February 10, 2016 and January 22, 2016; and

•	the description of the Company’s ordinary shares contained in the Registration Statement of the Company on Form 8-A filed with the Commission on December 17, 2010, including any amendment or report filed for the purpose of updating such description.

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Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into this prospectus. You may request copies by writing or telephoning to Mr. Tony Zhong, SGOCO Group, Ltd., Room 1301, 13/F, Golden Centre, 188 Des Voeux Road Central, Hong Kong. The telephone number at our executive office is +852 3610-7777.

Each document or report subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document, unless otherwise provided in the relevant document; provided however that only Current Reports on Form 6-K that we specifically incorporate by reference into this registration statement shall be incorporated by reference. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the registration statement and this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

The information relating to our company contained in this prospectus is not comprehensive, and you should read it together with the information contained in the documents incorporated by reference.

LEGAL MATTERS

The validity of the ordinary shares offered in this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman.

EXPERTS

The consolidated financial statements of SGOCO Group, Ltd. (formally known as SGOCO Technology, Ltd.) and its subsidiaries appearing in SGOCO Group, Ltd.'s Annual Report (Form 20-F/A) for the year ended December 31, 2015 have been audited by of DCAW (CPA) Limited, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and other reports and information with the Securities and Exchange Commission. You may read and copy any materials that we file at the Securities and Exchange Commission's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the Securities and Exchange Commission.

We have filed a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the securities to be sold pursuant to this prospectus. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. You may:

—inspect a copy of the registration statement, including the exhibits and schedules, without charge at the Securities and Exchange Commission's Public Reference Room;

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—obtain a copy from the Securities and Exchange Commission upon payment of the fees prescribed by the Securities and Exchange Commission; or

—obtain a copy from the Securities and Exchange Commission's website.

We will provide, free of charge, annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Our principal executive offices are located at Room 1301, 13/F, Golden Centre, 188 Des Voeux Road Central, Hong Kong. The telephone number at our executive office is +852 3610-7777.

We are a Cayman Islands limited company and a "foreign private issuer" as defined in Rule 3b-4 under the Securities Exchange Act of 1934.  Foreign private issuers are not required to provide all of the disclosure required to be included in reports filed under the Exchange Act by companies that are not foreign private issuers.  As a result, among other things (1) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (2) transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act and (3) we are not subject to Regulation FD promulgated by the SEC.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by SGOCO Group, Ltd.  This prospectus does not constitute an offer of any securities or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

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